UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 4, 2012

AMERICAN AXLE & MANUFACTURING HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

1-14303	38-3161171
(Commission File Number)	(I.R.S. Employer Identification Number)

One Dauch Drive, Detroit, Michigan	48211-1198
(Address of principal executive offices)	(zip code)

(313) 758-2000

Registrant’s telephone number, including area code

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8–K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a–12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d–2(b) under the Exchange Act (17 CFR 240.14d–2(b))

☐	Pre-commencement communications pursuant to Rule 13e–4(c) under the Exchange Act (17 CFR 240.13e–4(c))

SECTION 8 — Other Events

Item 8.01.	Other Events.

On September 4, 2012, American Axle & Manufacturing, Inc. (“AAM”), a Delaware corporation and wholly owned subsidiary of American Axle & Manufacturing Holdings, Inc., a Delaware corporation (the “Company”), and the subsidiary guarantors listed on Schedule 2 thereto entered into an underwriting agreement (the “Underwriting Agreement”) with J.P. Morgan Securities LLC, as the representative of the several underwriters named therein, to sell $550 million aggregate principal amount of 6.625% senior notes due 2022 (the “Notes”) in an offering registered pursuant to the Securities Act of 1933, as amended. The Notes will be guaranteed on a senior unsecured basis by the Company and certain of AAM’s current and future subsidiaries. A copy of the Underwriting Agreement is attached hereto as Exhibit 1.1 and is incorporated herein by reference. The issuance of the Notes is expected to close on September 17, 2012.

SECTION 9 — Financial Statements and Exhibits

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

1.1	Underwriting Agreement, dated September 4, 2012, among American Axle & Manufacturing Holdings, Inc., American Axle & Manufacturing, Inc., the subsidiary guarantors listed on Schedule 2 thereto, and J.P. Morgan Securities LLC as the representative of the several underwriters named in Schedule 1 thereto.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN AXLE & MANUFACTURING HOLDINGS, INC.

By:	/s/ MICHAEL K. SIMONTE
Name:	Michael K. Simonte
Title:	Executive Vice President & Chief Financial Officer (also in capacity of Chief Accounting Officer)

Dated: September 4, 2012

INDEX TO EXHIBITS

Exhibit No.	Description

1.1	Underwriting Agreement, dated September 4, 2012, among American Axle & Manufacturing Holdings, Inc., American Axle & Manufacturing, Inc., the subsidiary guarantors listed on Schedule 2 thereto, and J.P. Morgan Securities LLC as the representative of the several underwriters named in Schedule 1 thereto.